UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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MOSYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2309 Bering Drive

San Jose, CA 95131

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of MoSys, Inc. (the “Company”) to be held June 25, 2020, at 8:00 a.m., local time, at our corporate headquarters located at 2309 Bering Drive, San Jose, California 95131.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2020 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card to ensure your proper representation. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,
Daniel Lewis Chief Executive Officer and President

First mailed to stockholders

on or about May    , 2020

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

MOSYS, INC.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MoSys, Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of MoSys, Inc., a Delaware corporation (the “Company”), will be held June 25, 2020, at 8:00 a.m., local time, at the Company’s corporate headquarters located at 2309 Bering Drive, San Jose, California 95131, for the following purposes:

1.To elect four members of our board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The nominees are Daniel Lewis, Scott Lewis, Robert Y. Newell and Daniel J. O’Neil;

2.To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.To approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement;

4.To approve an amendment of our Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of capital stock; and

5.To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on May 12, 2020 are entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. A list of such stockholders will be available for inspection at our principal office.

You are cordially invited to attend the Annual Meeting. However, to ensure that you are represented at the Annual Meeting, please vote your shares by submitting instructions for proxy voting via the Internet, by phone, or by signing, dating and returning the proxy card in accordance with the instructions set forth on the enclosed proxy card at your earliest convenience. If you wish to submit your proxy by mail, a return addressed envelope is enclosed for your convenience. If you attend the Annual Meeting, you may vote in person even though you have submitted your proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the circumstances surrounding the coronavirus (COVID-19) crisis and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose.

In the event it is not possible or advisable to hold our Annual Meeting in-person, we will publicly announce a determination to hold a Virtual Annual Meeting by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Annual Meeting, and in a press release available at https://investor.mosys.com/MOSY/press_releases as soon as practicable before the Annual Meeting. In the event the Annual Meeting is conducted virtually, it will be held at the same time and on the same date as indicated above, via a live audio webcast. You or your proxyholder will be able to participate, vote and examine our list of stockholders at a Virtual Annual Meeting in the event that the Annual Meeting is not held in-person.

BY ORDER OF THE BOARD OF DIRECTORS
Daniel Lewis Chief Executive Officer and President

San Jose, California

May    , 2020

MOSYS, INC.

2309 Bering Drive

San Jose, California 95131

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the board of directors of MoSys, Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate headquarters located at 2309 Bering Drive, San Jose, California 95131 on June 25, 2020, at 8:00 a.m., and any adjournments of the Annual Meeting. Unless the context otherwise requires, the “Company,” “MoSys,” “we,” “us” and similar terms refer to MoSys, Inc.

If you need directions to the location of the Annual Meeting, please contact us at (408) 418‑7500.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the circumstances surrounding the coronavirus (COVID-19) crisis and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose.

In the event it is not possible or advisable to hold our Annual Meeting in-person, we will publicly announce a determination to hold a Virtual Annual Meeting by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Annual Meeting, and in a press release available at https://investor.mosys.com/MOSY/press_releases as soon as practicable before the Annual Meeting. In the event the Annual Meeting is conducted virtually, it will be held at the same time and on the same date as indicated above, via a live audio webcast. You or your proxyholder will be able to participate, vote and examine our list of stockholders at a Virtual Annual Meeting in the event that the Annual Meeting is not held in-person.

This Proxy Statement and the accompanying proxy card are being mailed on or about May    , 2020 to all stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION AND VOTING PROCEDURES

Shares represented by valid proxies in the accompanying form received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting will be voted as discussed below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Holders of our common stock are entitled to one vote per share on all matters. To vote in person, a stockholder must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting. To vote by proxy, a stockholder must mark, sign and date the enclosed proxy card and mail it to our transfer agent or submit voting instructions electronically by using the telephone or Internet and following the instructions provided on the proxy card. An automated system administered by our transfer agent tabulates stockholder votes submitted by proxy, and an officer of ours will tabulate votes cast in person at the Annual Meeting.

Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting on a proposal, including brokers holding customers’ shares of record, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

The voting requirements for the proposals that we will consider at the Annual Meeting are:

•

Proposal 1—Election of Directors.  Directors are elected by a plurality, and the four directors who receive the most votes will be elected to our board of directors. Shares represented by properly completed and timely submitted proxies will be voted “FOR” the election of the nominees listed in the Notice of the Annual Meeting, unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board of directors may designate.

•

Proposal 2—Ratification of Appointment of Weinberg & Company, P.A. as Independent Registered Public Accounting Firm.  An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on such matter is necessary for approval of this proposal.

•

Proposal 3— Approval, on an advisory basis, of our named executive officer compensation, as described in this Proxy Statement. An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this matter will constitute approval of this proposal.

•

Proposal 4—To approve an amendment to our Restated Certificate of Incorporation to reduce the number of shares of our authorized capital stock. An affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the Annual Meeting is necessary for approval of this proposal.

Abstentions and Broker Non‑Votes.  Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. Under the Delaware General Corporation Law, an abstaining vote and a broker “non‑vote” will be counted as present and, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non‑vote” occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non‑routine matters. At the Annual Meeting, we believe that Proposal No. 2 (the ratification of appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the 2020 audit) is a routine matter under these rules. As such, brokers that do not receive instructions from the beneficial owners of the shares should be entitled to vote in their discretion on Proposal No. 2.

Broker non‑votes are considered present but not entitled to vote on any non-routine matters. Because broker non‑votes are excluded from the tabulation of votes cast on each non-routine proposal they will not affect the outcome of the vote on any of the proposals at the Annual Meeting as to which the brokers lack voting discretion, except for Proposal 4, which is discussed separately below. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. An abstention will have no effect on the election of directors under Proposal No. 1. However, an abstention will have the same effect as a vote “against” the ratification of the appointment by the Audit Committee of Weinberg & Company, P.A. as our independent registered public accounting firm for the 2020 audit under Proposal No. 2 and the approval of our executive compensation under Proposal No. 3 because a vote in favor of these proposals from a majority of the shares present in person or by proxy and entitled to vote on such matter is needed for approval.

To be approved, Proposal No. 4 requires the approval of a majority of our outstanding shares entitled to vote at the Annual Meeting (as opposed to being entitled to vote only on a particular proposal). Brokers will generally not have discretion to vote on Proposal No. 4 as it is a non-routine matter. This means that both broker non-votes and abstentions will have the effect of a vote “against” the approval of Proposal No. 4 to effect a reduction in our authorized shares of capital stock. As a result, your action to return your vote or your proxy to your bank, broker or other nominee is critically important to determining whether Proposal No. 4 will be approved.

Special Note Regarding Shares Held in Broker Accounts. If you hold your shares through a broker, bank or other nominee, it is critical that you submit a legal proxy or voting instructions if you want your shares to be counted. If you hold your shares through a bank, broker or other nominee, and you do not submit a proxy or otherwise instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf on Proposal Nos. 1, 3 and 4. If you submit a signed proxy, but do not provide voting instructions, your bank, broker or other nominee will have discretion to vote uninstructed shares on the ratification of our independent registered public accounting firm (Proposal No. 2), and your shares may still be counted for purposes of determining if a quorum is present.

All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy card is properly executed or electronically submitted and is received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Our chief executive officer, Daniel Lewis, and our chief financial officer, James Sullivan, have been designated as proxy holders for the Annual Meeting. If no choice has been specified, a timely returned and properly executed or electronically submitted proxy card will be voted in accordance with management’s recommendations on Proposals Nos. 1, 2, 3 and 4, which are described in detail elsewhere in this Proxy Statement, except with respect to broker non‑votes. In addition, all properly completed and timely returned or electronically submitted proxy cards that have been voted FOR item 5, or which reflect no vote regarding item 5 on the proxy card, will be voted by the proxyholders in their discretion for any other matters properly and timely submitted for a vote at the Annual Meeting.

Only holders of our common stock at the close of business on May 12, 2020, the record date, will be entitled to notice of and to vote at the Annual Meeting. As of that date, we had 3,532,512 shares of common stock outstanding, each with one vote per share.

The cost of soliciting proxies, including expenses incurred in connection with preparing and mailing this Proxy Statement and the proxy card and maintaining the Internet access for such materials and the submission of proxies will be borne by us. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they my forward this solicitation material to such beneficial owners of our common stock. We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, electronic facsimile transmission and other electronic means, and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation. We have retained Equiniti Trust Company to assist in the distribution of proxies for a fee estimated to be approximately $3,500 plus reasonable out‑of‑pocket expenses. We may also decide to engage the services of a private proxy solicitor and incur fees of up to approximately $25,000. Copies of our 2019 Annual Report on Form 10‑K filed with the SEC on March 17, 2020 are being mailed to stockholders with this Proxy Statement and these documents can also be viewed on the investors section of our website, www.mosys.com. Additional copies of our 2019 Annual Report on Form 10‑K, excluding exhibits, may be obtained by any stockholder, without charge, by sending an e‑mail to priv_ir@mosys.com or by written request addressed to: MoSys, Inc., 2309 Bering Drive, San Jose, California 95131, Attention: Investor Relations.

REVOCABILITY OF PROXIES

You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to our secretary, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to MoSys, Inc., 2309 Bering Drive, San Jose, California 95131, Attention: Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD JUNE 25, 2020

This Proxy Statement, the proxy card and our 2019 Annual Report on Form 10‑K are available at www.mosys.com/proxy/proxymaterials.

Voting

Stockholders who have their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy from the record holder to vote their shares at the Annual Meeting. Stockholders who have their shares in street name may also  attend the Annual Meeting, however, because such stockholders are not the stockholders of record, they may not vote their shares at the Annual Meeting unless they request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from their broker or other nominee who is the record holder.

Stockholders of record may vote their shares by:

•	By attending the Annual Meeting and voting their shares of common stock in person;
•	By MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided;
•

By INTERNET - www.proxypush.com/mosy. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•

By PHONE - 1-866-883-3382. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

If you vote your shares by Internet or by phone, you do not need to mail back your proxy card.

BOARD OF DIRECTORS

Directors

Our bylaws provide that the number of directors is determined by resolution of the board of directors and can be changed by approval of the stockholders or a majority of the directors. Our board of directors currently consists of four directors. Each director is elected to serve until the next annual meeting of stockholders and until the election and qualification of his or her successor or his or her earlier resignation or removal.

The names of our directors, including four nominees to be elected at the Annual Meeting and certain information about each of them, are set forth below.

Name	Age	Position(s) with the Company
Daniel Lewis	71	Chief Executive Officer, President and Director
Scott Lewis(1)	64	Director
Robert Y. Newell(1)(2)	72	Director
Daniel J. O’Neil(1)(2)	49	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee

The principal occupations and positions for at least the past five years of our directors and director nominees are described below. There are no family relationships among any of our directors or executive officers.

Daniel Lewis.  Mr. Lewis was appointed to the board of directors in September 2017, and has served as our president and chief executive officer since August 2018. He has served as the managing member and an owner of GMS Manufacturing Solution LLC, which provides engineering services to manufacturing companies, since 2013. From 2001 to 2013, Mr. Lewis served as chief executive officer of View Box Group, LLC, which provides management consulting services to small businesses. Prior to 2001, he previously served as vice president of worldwide sales at both Xicor, Inc. and Integrated Device Technology, Inc. Mr. Lewis has also held various sales and technical positions with Accelerant Networks, Inc. Intel Corporation, Zilog, Inc. and Digital Equipment Corporation. Mr. Lewis holds a B.S. in Electrical Engineering from the University of Michigan. We believe that Mr. Lewis’s qualifications to serve on the board of directors include his extensive business experience, having held senior management positions at several companies in the semiconductor, computer and networking industries. He brings strategic and operational insight to the board of directors.

Scott Lewis.  Mr. Lewis was appointed to our board of directors in October 2018. He brings more than 40 years of design, sales, and product and corporate marketing experience with technology and semiconductor companies. He is not related to our chief executive officer. Since February 2018, Mr. Lewis has been serving as executive marketing strategist at United Silicon Carbide, Inc., a leader in the silicon carbide power device market. Previously, he held multiple corporate and product-line marketing leadership positions at Maxim Integrated Products, Inc., Global Foundries, Ltd., Cadence Design Systems, Inc., Intersil Corp., Xilinx, Inc. and Integrated Device Technology, Inc. Mr. Lewis holds a B.S. in Electrical Engineering Technology from DeVry Institute of Technology. We believe that Mr. Lewis’s qualifications to serve on the board of directors include his extensive business experience with over 40 years of design, sales, product and corporate marketing experience in high-technology industries, primarily in management positions at several companies in the semiconductor industry. He also can provide the board with valuable insight into sales and customer management relevant to our business.

Robert Y. Newell. Mr. Newell was appointed to our board of directors in October 2018. He is currently a consultant and advisor to emerging technology and healthcare companies, having held financial management positions with technology and healthcare companies in Silicon Valley for over 25 years. From 2003 to 2018, Mr. Newell was CFO of Dextera Surgical Inc., a developer of advanced stapling devices and automated medical systems. In December 2017, after entering into an agreement to sell substantially all of its assets, Dextera Surgical, Inc. filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. Mr. Newell served on the board of directors of ARI Network Services, Inc., a leading supplier of SaaS and data-as-a-service solutions, from 2012 to 2017. Previously, Mr. Newell served as CFO of Omnicell, Inc., a hospital supply and medication management company, and held executive positions with the Beta Group, LLC and Cardiometrics, Inc. Prior to his business career, he was a pilot in the United States Air Force. Mr. Newell holds a BA in mathematics from the College of William & Mary and an MBA from Harvard Business School. We believe that Mr. Newell’s qualifications to serve on the board of directors include his substantial financial and public-company experience, as he has served as chief financial officer at multiple medical device and other technology companies. He also has previous experience serving as a director on public-company boards of directors.

Daniel O’Neil.  Mr. O’Neil was appointed to our board of directors in September 2017 and has served as a partner at Acme Strategy, LLC, a provider of strategic consulting and advisory services, which he founded, since 2010. From 2008 to 2010, he served as an investment banker at Signal Hill Capital Group LLC. Prior to 2008, Mr. O’Neil held business development and investment banking positions at Energy Services Group, Deutsche Bank AG and BT Alex. Brown. Mr. O’Neil holds an AB from Harvard College and an MBA from the Stanford University Graduate School of Business. We believe that Mr. O’Neil’s qualifications to serve on the board of directors include his extensive business experience and expertise in corporate finance and strategy, including experience gained both as an investment banker and corporate consultant, primarily focused on the semiconductor and electronics industries. In the past, Mr. O’Neil has provided financial advisory services to us. He also brings to our board extensive knowledge of the semiconductor industry, along with deep experience in transactional processes, mergers and acquisitions, and deal financing for a wide range of transactions.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of the current directors, with the exception of Daniel Lewis, is “independent,” as defined by the listing rules of the NASDAQ Stock Market, or Nasdaq, and the rules and regulations of the Securities and Exchange Commission, or SEC. Our board of directors has standing Audit and Compensation Committees, each of which is comprised solely of independent directors in accordance with the Nasdaq listing rules. No director qualifies as independent unless the board of directors affirmatively determines that he has no direct or indirect relationship with us that would impair his independence. We independently review the relationship of the Company to any entity employing a director or on whose board of directors he is serving currently.

Audit Committee

Our board of directors established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes and audits of our financial statements. The Audit Committee also is charged with reviewing reports regarding violations of our code of ethics and complaints with respect thereto, and internal control violations under our whistleblower policy are directed to the members of the Audit Committee. The responsibilities of our Audit Committee are described in the Audit Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.mosys.com.

Scott Lewis, Robert Y. Newell and Daniel J. O’Neil are the members of the Audit Committee. All are independent, as determined in accordance with Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A‑3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. O’Neil serves as the chairman and has been designated by the board of directors as the “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S‑K under the Securities Act of 1933, as amended, and the Exchange Act. That status does not impose duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of the Audit Committee and the board of directors, however. The Audit Committee has delegated authority to Mr. O’Neil for review and pre-approval of services proposed to be provided by our independent registered public accounting firm.

Compensation Committee

Robert Y. Newell and Daniel J. O’Neil are the members of the Compensation Committee, with Mr. Newell serving as the chairman. The Compensation Committee is responsible for reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors. Our Compensation Committee also has the principal responsibility for the administration of our equity incentive and stock purchase plans. The responsibilities of our Compensation Committee are described in the Compensation Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.mosys.com.

Nominations Process

We do not have a nominating committee, as we are a small company and currently only have four directors. Instead of having such a committee, our board of directors historically has appointed all of the independent directors on our board to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend candidates for nomination for election or reelection for each annual meeting of stockholders and, as necessary, to fill vacancies and newly created directorships, and evaluate candidates for appointment to and removal from committees. The independent directors operate in this capacity under authority granted by resolution of the board of directors, rather than by charter.

All of our director nominees have expressed their willingness to continue to serve as our directors. When new candidates for our board of directors are sought, the independent directors evaluate each candidate for nomination as a director within the context of the needs and the composition of the board of directors as a whole. The independent directors conduct any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our board of directors generally seeks to identify individuals with diverse, yet complementary business backgrounds. Although we have no formal policy regarding diversity, our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the board of directors and the Company. The board of directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and must have the experience and ability to analyze the complex business issues facing us, and specifically, the issues inherent in the semiconductor industry. In addition to business expertise, the board of directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long‑term interests of our stockholders and other stakeholders. To date, we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates. Our independent directors will consider candidates for nomination as director who are recommended by a stockholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any stockholder or group of stockholders owning more than 5% of our common stock. When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. To consider a candidate recommended by a stockholder for nomination at the 2021 Annual Meeting of Stockholders, the recommendation must be delivered or mailed to and received by our secretary within the time periods discussed elsewhere in this proxy statement under the heading “Stockholder Proposals for 2021 Annual Meeting.” The recommendation must include the information specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

•	The stockholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;
•	The stockholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;
•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;
•	A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and
•

Information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

The information listed above is not a complete list of the information required by our bylaws. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

Board Leadership Structure

Our bylaws provide the board of directors with flexibility to combine or separate the positions of chairman of the board of directors and chief executive officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Currently, the board of directors has not appointed a chairman or lead independent director. From time to time, each of the independent directors works with our chief executive officer to perform a variety of functions related to our corporate governance, including coordinating board of directors activities, setting the agenda for meetings (in consultation with our chief executive officer, as necessary or appropriate) and ensuring adequate communication between the board of directors and management. Our Audit Committee oversees critical matters such as our relationship with our auditors, our financial reporting practices, system of disclosure controls and procedures and internal controls over financial reporting. Our Compensation Committee oversees our executive compensation program. Each of these committees consists entirely of independent directors.

Risk Oversight

The board of directors is actively involved in the oversight of risks, including strategic, credit, liquidity, operational and other risks, which could affect our business. The board of directors does not have a standing risk management committee, but administers this oversight function directly through the board of directors as a whole and through its committees, which oversee risks relevant to their respective functions. For example, in addition to the oversight matters described in the preceding paragraph, the Audit Committee also assists the board of directors in its risk oversight function by reviewing and discussing with management our compliance with accounting principles and the treasury function, including management of our cash and investments. The Compensation Committee assists the board of directors in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements and employee benefit plans. The full board of directors considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. The board of directors and each committee administers its respective risk oversight function by evaluating management’s monitoring, assessment and management of risks, including steps taken to limit our exposure to known risks, through regular interaction with our senior management and in board and committee deliberations that are closed to members of management. The interaction with management occurs not only at formal board and committee meetings but also periodically through other written and oral communications.

Stockholder Communications with the Board

Stockholders who desire to communicate with the board of directors, or a specific director, may do so by sending the communication addressed to either the board of directors or any director, c/o MoSys, Inc., 2309 Bering Drive, San Jose, California 95131. These communications will be delivered to the board of directors, or any individual director, as specified.

Annual Meeting Attendance

We have a policy of encouraging each director to attend the annual meeting of stockholders, but attendance is not required. Mr. Lewis, our president and chief executive officer, attended the 2019 Annual Meeting of Stockholders.

Meetings of the Board and Committees

During 2019, there were six meetings of the board of directors, four meetings of the Audit Committee and five meetings of the Compensation Committee. Each director attended 100% of the total number of meetings of the board of directors, and the Audit Committee and Compensation Committee members attended 100% of the respective committee meetings. The board of directors also acted at times by unanimous written consent, as authorized by our bylaws and the Delaware General Corporation Law.

Compensation Committee Interlocks and Insider Participation

During 2019, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our board of directors or Compensation Committee. Messrs. Newell and O’Neil, the Compensation Committee members, were not officers or employees of ours during 2019 or at any other time.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 filed during 2019 (and any written representations to us by such persons), we believe that all directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2019, except that James Sullivan failed to timely file a Form 4 in August 2019.

Change in Registered Public Accounting Firm

On May 13, 2020, we dismissed BPM, LLP (“BPM”) as our registered public accounting firm and we engaged Weinberg & Company, P.A. (“Weinberg”) as our new independent registered public accounting firm. The reports of BPM on our consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change our independent registered public accountant was authorized and approved by our Audit Committee.

In connection with the audit of our financial statements as of and for the fiscal years ended December 31, 2019 and 2018 and during the interim period through May 13, 2020, the date of dismissal, we had no disagreement with BPM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Securities Act), which disagreements, if not resolved to the satisfaction of BDO would have caused it to make reference thereto in its report on the financial statements for such years. In addition, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act.

During our two most recent fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through May 13, 2020, the date we engaged Weinberg, we did not consult with Weinberg regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements, or as to any disagreement or reportable event as described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K under the Securities Act.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees. The code of ethics is designed to deter wrongdoing and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosures in reports and documents submitted to the SEC and other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code and accountability for adherence to such code.

The code of ethics is available on our website, www.mosys.com. If we make any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer or Chief Financial Officer, or persons performing similar functions, where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website.

DIRECTOR COMPENSATION

The information presented below has been modified to reflect the impact of a 1‑for‑20 reverse stock split effected in August 2019.

The following table summarizes the compensation we paid to our non‑employee directors in 2019:

Name	Fee Compensation ($)	Restricted Stock Awards ($)(1)	Option Awards ($)(1)(2)	All Other Compensation	Total ($)
Scott Lewis	30,000	6,246	14,010	—	50,256
Robert Y. Newell	31,500	6,246	14,010	—	51,756
Daniel O'Neil	33,000	6,246	—	—	39,246

(1)

Award amounts reflect the aggregate grant date fair value with respect to awards granted during the years indicated, as determined pursuant to FASB ASC Topic 718. Restricted stock award amounts consist of: awards granted to Messrs. Lewis, Newell and O’Neil on each of February 6, 2019 and October 23, 2019 to purchase 1,000 shares each. The assumptions used to calculate the aggregate grant date fair value of option and stock awards are set forth in the notes to the audited consolidated financial statements included in our 2019 Annual Report on Form 10‑K. These amounts do not reflect actual compensation earned or to be earned by our non-employee directors.

(2)	As of December 31, 2019, our non‑employee directors each held outstanding options to purchase 5,000 of shares of our common stock.

Director Fee Compensation

The challenges our business has faced have made it challenging for us to attract new non-employee directors. Nasdaq and SEC regulations require that a majority of the directors on our board of directors and its committees be independent, non-employee directors, as defined by each entity. We pay the following annual cash retainer fees, payable in quarterly installments, to our non-employee directors for their service on our board of directors and, as applicable, for service as chairperson of a committee of our board of directors:

•	$30,000 for service on the board of directors;
•	$3,000 for service as chairperson of the Audit Committee; and
•	$1,500 for service as chairperson of the Compensation Committee.

Director Equity Compensation

In August 2019, the Company’s stockholders approved the 2019 Stock Incentive Plan (the “2019 Plan”). The 2019 Plan permits the board of directors to establish by resolution the number of shares, up to a maximum of 2,000 each year for each non-employee director, to be covered by annual option grants or other awards for each year of service on our board. The 2019 Plan further provides that each non-employee director may be granted an award to acquire up to 6,000 shares upon his or her initial appointment or election to our board. The shares covered by these awards vest over a three year period at the rate of one third of the total number of shares each year, subject to the non-employee director’s continuous service on the board. The 2019 Plan also permits a disinterested majority of the board of directors, in its discretion, to authorize additional shares to be awarded or granted to committee chairs and other non-employee directors for extraordinary service on the board.

The exercise price per share under each option grant is equal to the fair market value of a share of our common stock on the date of grant on the principal trading market for our common stock at the time of grant, which is The Nasdaq Stock Market, or Nasdaq. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting of all non-employee director options would accelerate as to 100% of the unvested shares subject to the award.

In recent years, our basic annual service award to a non-employee director has been a restricted stock unit award for 1,000 shares of our common stock. In 2019, the board of directors once again determined that this was an appropriate award size. The annual service award is granted at the first meeting of the board of directors following each annual meeting of stockholders for each year in which the director serves on our board of directors.  In each of February 2019 and October 2019, we awarded restricted stock unit awards of 1,000 shares to each of Messrs., S.

Lewis, Newell and O’Neil. The awards granted in February 2019 vested and became non-forfeitable in February 2020.  The awards granted in October 2019 vest and become non-forfeitable on the date of the Annual Meeting.

EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS

The information presented below has been modified to reflect the impact of a 1‑for‑20 reverse stock split effected in August 2019.

Overview of Compensation Program

The Compensation Committee of the board of directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The board of directors has delegated to the Compensation Committee the responsibility for determining our compensation policies and procedures for senior management, including the named executive officers, periodically reviewing these policies and procedures, and making recommendations concerning executive compensation to be considered by the full board of directors, when such approval is required under any of our plans or policies or by applicable laws.

The compensation received by our named executive officers in fiscal year 2019 is set forth in the Summary Compensation Table, below. For 2019, the named executive officers included Daniel Lewis, President and Chief Executive Officer, and James Sullivan, Vice President of Finance and Chief Financial Officer.

Compensation Philosophy

In general, our executive compensation policies are designed to recruit, retain and motivate qualified executives by providing them with a competitive total compensation package based in large part on the executive’s contribution to our financial and operational success, the executive’s personal performance and increases in stockholder value, as measured by the price of our common stock. We believe that the total compensation paid to our executives should be fair, reasonable and competitive.

We seek to have a balanced approach to executive compensation with each primary element of compensation (base salary, variable compensation and equity incentives) designed to play a specific role. Overall, we design our compensation programs to allow for the recruitment, retention and motivation of the key executives and high‑level talent required in order for us to:

•	supply high‑value and high‑quality integrated circuit solutions to our customer base;
•	achieve or exceed our annual financial plan and be profitable;
•	make continuous progression towards achieving our long‑term strategic objectives to be a high‑growth company with growing profitability; and
•	increase our share price to provide greater value to our stockholders.

Role of Executive Officers in Compensation Decisions

The chief executive officer (CEO) makes recommendations for equity and non‑equity compensation for executives to be approved by the Compensation Committee. The Compensation Committee reviews these guidelines annually. The CEO annually reviews the performance of our executives (other than himself) and presents his recommendations for proposed salary adjustments, bonuses and equity awards to the Compensation Committee once a year. In its discretion, the Compensation Committee may accept, modify or reject the CEO’s recommendations. The Compensation Committee evaluates the compensation of the CEO on its own without the participation or involvement of the CEO. Only the Compensation Committee and the board of directors are authorized to approve the compensation for any named executive officer. Compensation of new executives is based on hiring negotiations between the individuals and our CEO and/or Compensation Committee.

Elements of Compensation

Consistent with our compensation philosophy and objectives, we offer executive compensation packages consisting of the following three components:

•	base salary;
•	annual incentive compensation; and
•	equity awards.

In each fiscal year, the Compensation Committee determines the amount and relative weighting of each component for all executives, including the named executive officers. Base salaries are paid in fixed amounts and thus do not encourage risk taking. Our widespread use of long‑term compensation consisting of stock options and restricted stock units (RSUs) focuses recipients on the achievement of our longer‑term goals and conserves cash for other operating expenses. For example, the RSUs granted to our executives in 2019 vest in increments over three years, while stock options granted to our executives in 2019 vest over 36 months from the date of grant. The Compensation Committee does not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and the use of multi‑year vesting schedules helps to align our employees’ interests even more closely with those of our long‑term investors.

Base Salary

Because our compensation philosophy stresses performance-based awards, base salary is intended to be a smaller portion of total executive compensation relative to long-term equity. The Compensation Committee takes into account the executive’s scope of responsibility and significance to the execution of our long-term strategy, past accomplishments, experience and personal performance and compares each executive’s base salary with those of the other members of senior management. The Compensation Committee may give different weighting to each of these factors for each executive, as it deems appropriate. The Compensation Committee did not retain a compensation consultant or determine a compensation peer group for 2019. In 2019, there were no changes to the base salaries paid to our named executive officers.

Annual Incentive Compensation

The Compensation Committee did not authorize any incentive compensation for the named executive officers in 2019.

Equity Awards

Although we do not have a mandated policy regarding the ownership of shares of common stock by officers and directors, we believe that granting equity awards to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of our other stockholders on a long-term basis. The 2019 Plan, which was approved by our stockholders and became effective in August 2019, enables us to grant equity awards, as well as other types of stock-based compensation, to our executive officers and other employees. The Compensation Committee reviews and approves all equity awards granted under the 2019 Plan to the named executive officers. We grant equity awards to achieve retention and motivation:

•	upon the hiring of key executives and other personnel;
•	annually, when we review progress against corporate and personal goals; and
•	when we believe that competitive forces or economic conditions threaten to cause our key executives to lose their motivation and/or where retention of these key executives is in jeopardy.

With the Compensation Committee’s approval, we grant options to purchase shares of common stock when we initially hire executives and other employees, as a long-term performance incentive. The Compensation Committee has determined the size of the initial option grants to newly hired executives with reference to option grants held by existing executives, the percentage that such grant represents of our total shares outstanding and hiring negotiations with the individual. In addition, the Compensation Committee would consider other relevant information regarding the size and type of compensation package considered necessary to enable us to recruit, retain and motivate the executive.

Typically, when we hire an executive, the options vest with respect to one-fourth of the total number of shares subject to the grant on the first anniversary of the grant date and with respect to 1/48th of the shares monthly thereafter. The options granted to executives in connection with annual performance reviews typically vest monthly over a three-to-four-year period, and RSUs granted typically vest annually over a period of from one-to-three years, as the Compensation Committee may decide. As matters of policy and practice we grant stock options with an exercise price equal to fair market value, although the 2019 Plan allows us to use a different exercise price. In determining fair market value, we use the closing price of the common stock on the Nasdaq, on the grant date.

Historically, no employee has been eligible for an annual performance grant until the employee has been employed for at least six months. Annual performance reviews are generally conducted in the first half of each fiscal year. Our CEO conducts the performance review of all other executives, and makes his recommendations to the Compensation Committee. The Compensation Committee also reviews the CEO’s annual performance and determines whether he should receive additional equity awards. Aside from equity award grants in connection with annual performance reviews, we do not have a policy of granting additional awards to executives during the year. The board of directors and Compensation Committee have not adopted a policy with respect to setting the dates of award grants relative to the timing of the release of material non-public information. Our policy with respect to prohibiting insider trading restricts sales of shares during specified black-out periods, including at all times that our insiders are considered to possess material non-public information.

In determining the size of equity awards in connection with the annual performance reviews of our executives, the Compensation Committee takes into account the executive’s current position with and responsibilities to us, and current and past equity awards to the executive. During 2019, the Compensation Committee approved awards of restricted stock units for 22,500 shares and options to purchase 75,000 shares of our common stock to Dan Lewis. In addition, the Compensation Committee approved awards of restricted stock units for 8,250 shares and options to purchase 25,500 shares of our common stock to Mr. Sullivan. Messrs. Lewis and Sullivan did not receive any equity awards in 2018.

Going forward, we intend to continue to evaluate and consider equity grants to our executives on an annual basis. We expect to consider potential equity awards for executives at the same time as we annually review our employees’ performance and determine whether to award grants for all employees.

Accounting and Tax Considerations

Our Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to publicly-held companies for compensation paid to “covered” executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for remuneration that is deductible in tax years commencing after December 31, 2017. However, certain remuneration is specifically exempt from the deduction limit under a transition rule to the extent that it is "performance-based," as defined in Section 162(m) of the Code, and subject to a "written binding contract" in effect as of November 2, 2017 that is not later modified in any material respect. We endeavor to award compensation that will be deductible for income tax purposes, though other factors will also be considered. None of the compensation paid to our covered executive officers for the year ended December 31, 2019 that would be taken into account for purposes of Section 162(m) exceeded the $1 million limitation for 2019. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the Tax Cuts and Jobs Act, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) of the Code in fact will satisfy such requirements. Our Compensation Committee may authorize compensation payments that do not comply with the exemptions to Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

Say‑on‑Pay

In 2017, we gave our stockholders an opportunity to provide feedback on our executive compensation through an advisory vote at our annual stockholder meeting. Stockholders were asked to approve, on an advisory basis, the compensation paid to our named executive officers. A majority of stockholders indicated approval of the compensation of the named executive officers, with approximately 90% of the shares that voted on such matter voting in favor of the proposal. Additionally, stockholders were asked to approve, on an advisory basis, in favor of having a stockholder vote to approve the compensation of the Company's named executive officers every three years. A majority of stockholders indicated approval of having a stockholder vote to approve the compensation of the Company's named executive officers every three years, with approximately 60% of the shares that voted on such matter voting in favor of the proposal. Based on these results and consistent with the previous recommendation and determination of its board of directors, the Company will hold non-binding advisory votes on executive compensation every three years until the next vote on the frequency of the stockholder advisory vote on executive compensation.

In light of the results of the advisory vote, the Compensation Committee has continued to apply principles that were substantially similar to those applied historically in determining compensation policies and decisions and did not make any significant changes to executive compensation decisions and policies with respect to 2019 executive compensation. The Compensation Committee will consider the results of the current advisory vote in its compensation policy and decisions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in our Proxy Statement for the Annual Meeting. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our Proxy Statement for the Annual Meeting.

The Compensation Committee of the Board of Directors:

Robert Y. Newell (Chairman) Daniel J. O’Neil

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal years 2019 and 2018 for each of our named executive officers.

Name and principal position	Year	Salary ($)	Stock Option Awards ($)(1)		Restricted Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		Total ($)
Daniel Lewis	2019	250,000	153,000		88,200				491,200
Chief Executive Officer & President	2018	99,432	3,350	(2)	23,200	(2)			125,982
James Sullivan	2019	244,793	52,960		32,340				330,093
Chief Financial Officer & Vice President of Finance	2018	248,496	—		—		56,175	(3)	304,671

(1)

Award amounts reflect the aggregate grant date fair value with respect to awards granted during the years indicated, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option and stock awards are set forth in the notes to the audited consolidated financial statements included in our 2019 Annual Report on Form 10‑K. These amounts do not reflect actual compensation earned or to be earned by our named executive officers.

(2)	Granted in his capacity as a director, prior to his hire as our chief executive officer and president in August 2018.
(3)	Earned as a bonus in 2018.

GRANTS OF PLAN‑BASED AWARDS

The following table provides information on plan-based awards granted in 2019 to each of the named executive officers:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share) (2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Daniel Lewis	2/6/2019	22,500	15,000	3.92	147,000
Daniel Lewis	11/20/2019	—	60,000	1.57	94,200
James Sullivan	2/6/2019	8,250	5,500	3.92	53,900
James Sullivan	11/20/2019	—	20,000	1.57	31,400

(1)	Represents restricted stock units granted pursuant to the 2019 Plan.
(2)

Each option was granted at an exercise price equal to the fair market value of our common stock on the grant date which was equal to the closing price of our common stock on Nasdaq on the date of grant.

(3)

The assumptions used to calculate the aggregate grant date fair value of option and stock awards are set forth in the notes to the audited consolidated financial statements included in our 2019 Annual Report on Form 10‑K.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR‑END

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2019.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date(1)	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)
Daniel Lewis	2,667	(2)	1,333	—	15.00	10/19/2023	—		—
	667	(3)	333	—	25.60	1/4/2024	—		—
	4,167	(4)	10,833	—	3.92	2/6/2029	—		—
	1,667	(5)	58,333	—	1.57	11/20/2029	—		—
	—		—	—	—	—	18,750	(6)	33,094	(7)
James Sullivan	300	(8)	—	—	410.00	3/30/2025	—		—
	614	(9)	175	—	144.00	8/23/2026	—		—
	1,528	(4)	3,972	—	3.92	2/6/2029	—		—
	556	(5)	19,444	—	1.57	11/20/2029	—		—
	—		—	—	—	—	6,875	(6)	12,134	(7)

(1)	The standard option term is generally ten years, but all of the options expire automatically unless exercised within 90 days after the cessation of service as an employee, director or consultant.
(2)

The stock option was granted on October 19, 2017 for service as a non-employee director, and the shares subject to this option vest annually over three years beginning September 26, 2018 subject to continued employment (or service as a director or consultant).

(3)

The stock option was granted on January 4, 2018 for service as a non-employee director, and the shares subject to this option vest annually over three years beginning September 26, 2018 subject to continued service as an employee, director or consultant.

(4)	The stock option was granted on February 6, 2019, and the shares subject to this option vest monthly over three years subject to continued service as an employee, director or consultant.
(5)	The stock option was granted on November 20, 2019, and the shares subject to this option vest monthly over three years subject to continued service as an employee, director or consultant.
(6)

The shares subject to each restricted stock unit grant vest on each semi-annual anniversary over a three-year period commencing on February 6, 2019 subject to continued employment (or service as a director or consultant).

(7)	The amount is calculated using the closing price of $1.765 per share of our common stock on December 31, 2019.
(8)	The stock option was granted on March 30, 2015, and the shares subject to this option vest monthly over 48 months subject to continued employment (or service as a director or consultant).
(9)

In August 2016, Mr. Sullivan tendered his eligible options and received new options at a rate of 1 replacement option share for each 1.75 option shares tendered. The stock option was granted on August 23, 2016, and the shares subject to this option vest monthly over 48 months subject to continued employment (or service as a director or consultant).

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of shares acquired and aggregate dollar amount realized pursuant to the exercise of options and vesting of stock awards by our named executive officers during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Daniel Lewis	—	—	4,750	15,173
James Sullivan	—	—	1,355	4,434

(1)	The aggregate dollar value realized upon vesting represents the closing price of a share of common stock on Nasdaq at the date of vesting, multiplied by the total number of shares vested.

EMPLOYMENT AND CHANGE‑IN‑CONTROL ARRANGEMENTS AND AGREEMENTS

Our Executive Change-in-Control and Severance Policy (the “Policy”) provides benefits that are intended to encourage the continued dedication of our executive officers and to mitigate potential disincentives to the consideration of a transaction that would result in a change in control, particularly where the services of our named executive officers may not be required by a potential acquirer. The Policy provides for benefits for our named executive officers in the event of a “Change-in-Control,” which is generally defined as:

•	an acquisition of 45% or more of our common stock or voting securities by any “person” as defined under the Exchange Act; or
•

consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of our assets (collectively, a “Business Combination”) other than a Business Combination in which (A) our stockholders receive 50% or more of the stock of the corporation resulting from the Business Combination and (B) at least a majority of the board of directors of such resulting corporation were our incumbent directors immediately prior to the consummation of the Business Combination, and (C) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of ours) who did not own 45% or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45% or more of the stock of such resulting corporation or other entity.

Under the Policy, the following compensation and benefits are to be provided to our chief executive officer upon the occurrence of a Change-in-Control, and in the case of our other named executive officers, upon a Change-in-Control combined with a termination of the named executive officer’s employment without cause, or due to disability or resignation for good reason (as defined in the Policy) in connection with the Change-in-Control or within 24 months after it:

•	any base salary earned but not yet paid through the date of termination;
•	any annual or discretionary bonus earned but not yet paid to him for any calendar year prior to the year in which his termination occurs;
•	any compensation under any deferred compensation plan of ours or deferred compensation agreement with us then in effect;
•

a single lump sum payment equal to the sum of (a) one year of his or her then-current base salary plus (b) the average of his or her annual bonus payments in the preceding three years or such shorter time as he or she has been employed by us (with prorated weighting assigned to any bonus earned for a partial year of employment), which payment will be made within 60 days following the Change-in-Control (in the case of the chief executive officer), or 60 days following the date of employment termination (in the case of all other named executive officers).

•

Vesting in 100% of all outstanding equity awards as of the date of the Change-in-Control for the chief executive officer, or as of the date of termination of employment for all other named executive officers;

•	reimbursement of any business expenses incurred by him through the date of termination but not yet paid;
•	reimbursement of the cost of continuation of medical benefits for a period of 12 months; and
•

outstanding equity awards that are structured as stock options, stock appreciation rights or similar awards shall be amended effective as of the date of termination to provide that such awards will remain outstanding and exercisable until the earlier of (a) 12 months following the date of the Change-in-Control for the chief executive officer, or the termination of employment for the other named executive officers, and (b) the expiration of the award’s initial term

Under the Policy, “cause” means the executive’s:

•

willful failure to attend to the executive’s duties that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such failure;

•

material breach of the executive’s then-current employment agreement (if any) that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such breach;

•	conviction of (or plea of guilty or nolo contendere to) any felony or any misdemeanor involving theft or embezzlement; or
•

misconduct resulting in material harm to our business or reputation, including fraud, embezzlement, misappropriation of funds or a material violation of the executive’s Employment, Confidential Information, Invention Assignment and Arbitration Agreement; and

Under the Policy, “good reason” means the occurrence of any of the following conditions without the executive’s consent, but only if such condition is reported by the executive within 90 days of the executive’s knowledge of such condition and remains uncured 30 days after written notice from the executive to the board of directors of said condition:

•

a material reduction in the executive’s then-current base salary or annual target bonus (expressed as a percentage of Executive’s then-current base salary), except for a reduction proportionate to reductions concurrently imposed on all other members of the Company’s executive management;

•

a material reduction in the executive’s then-current employee benefits package, taken as a whole, except for a reduction proportionate to reductions concurrently imposed on all other members of executive management;

•

a material reduction in the executive’s responsibilities with respect to our overall operations, such that continuity of responsibilities with respect to business operations existing prior to a corporate transaction will serve as a material reduction in responsibilities if such business operations represent only a subsidiary or business unit of the larger enterprise after the corporate transaction;

•

a material reduction in the responsibilities of the executive’s direct reports, including a requirement for the chief executive officer to report to another officer as opposed to our board of directors or a requirement for any other executive to report to any officer other than our chief executive officer;

•	a material breach by us of any material provision of the executive’s then-current employment agreement (if any);
•

a requirement that the executive relocate to a location more than 35 miles from the executive’s then-current office location, unless such office relocation results in the distance between the new office and Executive’s home being closer or equal to the distance between the prior office and the executive’s home;

•	a failure of a successor or transferee to assume our obligations under this Policy; or

•	a failure to nominate the executive for election as a Board director, if, at the proper time for nomination, the executive is a member of the board of directors

The information below describes the severance benefits payable to our named executive officers under the Policy as if the Policy had been in effect and a Change‑in‑Control occurred on December 31, 2019, and the employment of each of our named executive officers was terminated without cause immediately following the Change‑in‑Control:

Name	Base Salary($)(1)	Incentive Plans($)(2)	Continuation of Benefits($)(3)	Stock Option Vesting($)(4)	Stock Award Vesting($)(5)	Total($)
Daniel Lewis	250,000	—	22,355	11,375	33,094	316,824
James Sullivan	250,000	31,075	22,355	3,792	12,170	319,392

(1)	Represents cash severance payments based on the executive’s salary at December 31, 2019, in an amount equal to one year of his base salary.
(2)	Represents the average of executive’s annual performance incentive payments in the preceding three years.
(3)	Represents the aggregate amount of all premiums payable for the continuation of the executive’s health benefits for one year, based on the amount of such premiums at December 31, 2019.
(4)

The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change‑in‑Control. The intrinsic value per share would be calculated as the excess of the closing price of our common stock on Nasdaq of $1.765 on December 31, 2019 over the exercise price of the option. If the value is less than zero, it is deemed to be zero for the purposes of these calculations.

(5)

The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change‑in‑Control. The intrinsic value per share is considered as the closing price of our common stock on Nasdaq of $1.765 on December 31, 2019.

If a Change‑in‑Control occurred on December 31, 2019, under the Policy, the following numbers of option and award shares would have vested immediately as a result of acceleration on December 31, 2019:

Name	Number of Accelerated Option and Award Shares
Daniel Lewis	89,582
James Sullivan	30,486

Employment Agreements

In addition to the agreements containing the Change‑in‑Control provisions summarized above, we have entered into our standard form of employment, confidential information, invention assignment and arbitration agreement with each of the named executive officers.

We also have entered into agreements to indemnify our current and former directors and certain executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and certain executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at our request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 1, 2020 concerning the ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock (currently our only class of voting securities);
•	each of our directors;
•	each of the named executive officers; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d‑3 of the Exchange Act, and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire common stock that are presently exercisable or exercisable within 60 days of May 1, 2020 are reflected in a separate column in the table below. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 3,532,512 shares of common stock outstanding as of May 1, 2020.

Unless otherwise stated, the business address of each of our directors and named executive officers listed in the table is 2309 Bering Drive, San Jose, California 95131.

	Amount and Nature of Beneficial Ownership
Name and principal position	Number of Shares Beneficially Owned (Excluding Outstanding Options)(1)		Number of Shares Issuable on Exercise of Outstanding Options or Convertible Securities(2)		Percent of Class
Hudson Bay Capital Management LP	—		241,681	(3)	6.40%
77 Third Avenue New York, NY 10017
Ingalls & Snyder LLC	314,423	(4)	—		8.90%
1325 Avenue of the Americas New York, NY 10019
Ingalls & Snyder Value Partners, L.P.	—		314,124	(5)	8.17%
1325 Avenue of the Americas New York, NY 10019
CVI Investments, Inc.	304,500	(6)	—		8.62%
Ugland House South Church Street George Town Grand Cayman KY1-1104 Cayman Islands
Sabby Volatility Warrant Master Fund, Ltd.	304,500	(7)	—		8.62%
89 Nexus Way, Camana Bay Grand Cayman KY1-9007 Cayman Islands
Empery Asset Management, LP	304,500	(8)	7,375	(9)	8.81%
1 Rockefeller Plaza New York, NY 10020

Directors and Officers:
Daniel Lewis	11,000		21,667		*
Scott Lewis	1,000		1,667		*
Robert Y. Newell	4,000		1,667		*
Daniel J. O'Neil	2,000		3,333		*
James Sullivan	3,321		7,420		*
All current directors and executive officers as a group (5 persons)	21,321		35,753		2.62%

*	Represents holdings of less than one percent.
(1)	Excludes shares subject to outstanding options, warrants, convertible securities or other rights to acquire common stock that are exercisable within 60 days of May 1, 2020.
(2)	Represents the number of shares subject to outstanding options, warrants, convertible securities or other rights to acquire common stock that are exercisable within 60 days of May 1, 2020.

(3)

Hudson Bay Capital Management LP. (“Hudson”) filed a Form 13G/A with the SEC on February 6, 2020 on behalf of Hudson and Mr. Sander Gerber. These shares are issuable upon exercise of outstanding warrants to purchase shares of common stock.  Pursuant to the terms of the warrants, the reporting persons cannot exercise such warrants if the reporting persons would beneficially own, after such exercise, more than 9.99% of the outstanding shares of our common stock.

(4)

In a Form 13G/A filed with the SEC on February 7, 2020, Ingalls & Snyder LLC (“Ingalls”) reported that it had shared dispositive power over all shares. These shares include securities owned by clients of Ingalls, a registered broker dealer and a registered investment advisor, in accounts managed under investment advisory contracts.

(5)

ISVP is an investment partnership managed under an investment advisory contract by Ingalls, a registered broker dealer and a registered investment advisor. Thomas Boucher, a managing director of Ingalls, and Robert Gipson and Adam Janovic, senior directors of Ingalls, are the general partners of ISVP. Share ownership assumes the conversion of $1,786,344 par amount of our senior secured convertible notes due August 15, 2023 and the exercise of pre-funded warrants to purchase 115,539 shares of common stock issued October 4, 2018.

(6)

CVI Investments Inc. (“CVI”) filed a Form 13G with the SEC on April 24, 2020 on behalf of CVI and Heights Capital Management, Inc. (“Heights”). Heights is the investment manager to CVI, and, as such, may exercise voting and dispositive power over these shares and may be deemed to be the beneficial owner of these shares. Each of CVI and Heights disclaims any beneficial ownership of the shares of common stock, except for their pecuniary interest therein.

(7)

Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”) filed a Form 13G with the SEC on April 17, 2020 on behalf of Sabby, Sabby Management, LLC and Hal Mintz (together with Sabby, the “Sabby Persons”). Sabby Management, LLC and Hal Mintz do not directly own any shares of common stock, but each indirectly owns 304,500 shares of common stock. Sabby Management, LLC, a Delaware limited liability company, indirectly owns 304,500 shares of common stock because it serves as the investment manager of Sabby. Mr. Mintz indirectly owns 304,500 shares of common stock in his capacity as manager of Sabby Management, LLC. Sabby Management, LLC and Mr. Mintz each disclaim any beneficial ownership of these shares.

(8)

Empery Asset Management. LP (“Empery”) filed a Form 13G with the SEC on April 22, 2020 on behalf of (i) Empery, (ii) Ryan Lane and (iii) Martin Hoe (together with Empery, the “Empery Persons”). Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery, may also be deemed to have investment discretion and voting power over the shares held by Empery. Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(9)

The beneficial ownership of the Empery Persons includes shares of our common stock issuable upon exercise of warrants issued in July 2017. The Empery Persons cannot exercise the warrants to the extent the Empery Persons would beneficially own, after any such exercise, more than 4.99% of the outstanding shares of our common stock

AUDIT COMMITTEE REPORT

The Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. The Audit Committee also monitors the performance of our independent registered public accounting firm, and reviews the audit report on the consolidated financial statements following completion of the audit and our accounting practices with respect to internal accounting and financial controls. Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee’s responsibilities under the Audit Committee charter adopted by the board of directors effective August 15, 2000 and amended as of February 1, 2006 and February 8, 2008, include the selection or dismissal of our independent registered public accounting firm, review of the scope of the annual audits, and approval of fees to be paid to our independent registered public accounting firm.

The Audit Committee charter, as amended to date, can be found through the investors section of our website, www.mosys.com.

During the fiscal year ended December 31, 2019, Scott Lewis, Daniel J. O’Neil and Robert Newell served on the Audit Committee and are considered independent, as determined in accordance with Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A‑3 of the Exchange Act.

The Audit Committee reviewed and discussed our audited financial statements for fiscal year 2019 with management and BPM LLP, or BPM, our former independent registered public accounting firm. The Audit Committee discussed with BPM matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” as currently in effect. BPM has provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee regarding independence, and the Audit Committee has discussed BPM’s independence with members of that firm. The Audit Committee has determined that the rendering of audit and audit‑related services by BPM was compatible with maintaining the auditors’ independence.

Based on the discussions with management and BPM concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that our financial statements for the year ended December 31, 2019 be included in our Annual Report on Form 10‑K filed with the SEC.

The Audit Committee of the Board of Directors:

Daniel J. O’Neil (Chairman) Scott Lewis Robert Y. Newell

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the Annual Meeting, four directors are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

NOMINEES

Set forth below, and above under “BOARD OF DIRECTORS—Directors,” is information regarding the four nominees for election to our board of directors:

Name	Position(s) with the Company	Year First Elected Director
Daniel Lewis	Chief Executive Officer, President and Director	2017
Scott Lewis	Director	2018
Robert Y. Newell	Director	2018
Daniel J. O’Neil	Director	2017

Each person nominated has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy.

Required Vote

The nominees for the four director seats who receive the largest number of votes cast “FOR” of the shares that are present in person or represented by proxy at the Annual Meeting and entitled to vote will be elected to serve as directors.

Our Board of Directors recommends a Vote “FOR” the Election of All of the Above Nominees.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee appointed Weinberg & Company, P.A. (“Weinberg”), an independent registered public accounting firm, on May 13, 2020 to audit our consolidated financial statements for the year ending December 31, 2020 and, as a matter of good corporate governance, seeks ratification of such appointment.

The Audit Committee meets with our independent registered public accounting firm at least four times a year. At such times, the Audit Committee reviews both audit and non‑audit services performed by the independent registered public accounting firm, as well as the fees charged for such services. The Audit Committee is responsible for pre‑approving all auditing services and non‑auditing services (other than non‑audit services falling within the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and non‑audit services that independent auditors are prohibited from providing to us) in accordance with the following guidelines: (1) pre‑approval policies and procedures must be detailed as to the particular services provided; (2) the Audit Committee must be informed about each service; and (3) the Audit Committee may delegate pre‑approval authority to one or more of its members, who shall report to the full committee, but shall not delegate its pre‑approval authority to management. Among other things, the Audit Committee examines the effect that performance of non‑audit services may have upon the independence of the auditors. BPM, our previous independent registered public accounting firm, billed us for the following professional services for 2019 and 2018:

	2019	2018
Audit Fees(1)	$239	$248
Audit-Related Fees(2)	9	87
Total(3)	$248	$335

(1)

Audit fees consisted of fees for professional services rendered for the audit of our annual consolidated financial statements, review of our quarterly financial statements and services normally provided in connection with statutory and regulatory filings.

(2)	Audit‑related fees consisted of fees related to the issuance of SEC registration statements.
(3)	BPM did not provide any non‑audit or other services other than those reported under “Audit Fees” and “Audit‑Related Fees.”

For fiscal 2019 and 2018, all audit and audit‑related services provided to us by BPM were pre‑approved by the Audit Committee in accordance with the guidelines described above.

No fees were incurred with Weinberg in 2018 and 2019.

In the event the stockholders fail to ratify and approve the appointment of Weinberg, the Audit Committee will reconsider its selection. Even if the appointment is ratified and approved, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in our and the stockholders’ best interests.

Representatives of Weinberg are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote

Ratification of the selection of Weinberg as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” Proposal No. 2 for it to be approved).

Our Board of Directors recommends a vote “FOR” the proposal to ratify the Audit Committee’s appointment of Weinberg & Company, P.A. to serve as our independent registered public accounting firm for the year ending December 31, 2020.

PROPOSAL NO. 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE

OFFICER COMPENSATION

We are providing stockholders with an advisory vote on named executive officer compensation, as required by Section 14A of the Exchange Act and SEC Rule 14a-21.

This vote is advisory, and, therefore, not binding on the Company, the Compensation Committee, or our board of directors. However, our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Our stockholders supported a three-year frequency for this advisory vote at our 2017 Annual Meeting of Stockholders. As such, the board of directors has determined that the Company will hold a non-binding advisory vote on the compensation of our named executive officers once every three years.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain the named executive officers, who are critical to our success. Please read the Compensation Discussion and Analysis and the accompanying compensation tables in this Proxy Statement for additional information about our executive compensation program, including information about the compensation of the named executive officers in 2019. The Compensation Committee reviews our executive compensation program annually to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders and current market practices.

We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of the named executive officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Required Vote

The advisory vote to approve executive compensation, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement, requires the affirmative vote of a majority of the shares present and voting at the 2020 Annual Meeting in person or by proxy. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Unless marked to the contrary, proxies received from stockholders of record will be voted “FOR” approval.

The board of directors recommends a vote FOR the approval of the compensation of our named executive officers for the fiscal year ended December 31, 2019, as described in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.

PROPOSAL NO. 4:

AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO DECREASE THE AUTHORIZED SHARES OF

CAPITAL STOCK

Our board of directors has adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of our common stock from 120,000,000 shares to 20,000,000 shares and to decrease the number of authorized shares of our preferred stock from 20,000,000 to 5,000,000.

As a Delaware corporation, we are required to pay Delaware franchise tax. Delaware franchise tax is calculated based upon several variables, including a company’s number of total outstanding shares as compared to the company’s number of authorized shares of capital stock. The greater the difference between the number of shares outstanding and the number of shares authorized, the greater the tax liability. Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 120,000,000 shares of common stock and 20,000,000 shares of our preferred stock. The currently authorized 120,000,000 shares of the common stock and 20,000,000 shares of preferred stock greatly exceed the 3,532,512 shares of common stock and no shares of preferred stock we have outstanding as of May 12, 2020.

Our board of directors believes that it is prudent to decrease the authorized number of shares of our common stock from 120,000,000 shares to 20,000,000 shares and of our preferred stock from 20,000,000 to 5,000,000 shares. Our board of directors also believes that this will allow us to maintain an adequate reserve of authorized but unissued shares for future events that would require the issuance of additional shares of common stock, such as for acquisitions or equity offerings. The authorized but unissued shares of common stock and preferred stock will be available for issuance from time to time for any proper purpose approved by our board of directors, subject to any stockholder approval requirements of the SEC or Nasdaq. We believe that this reduction in our authorized shares of capital stock will result in savings in excess of $100,000 of Delaware franchise tax on annual basis. This estimated savings is based on our current number of shares of common stock outstanding and total assets, as these amounts are used in the calculation of Delaware franchise taxes, and the annual tax amount of will vary based on changes in these amounts.

The text of the form of proposed amendment to our Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A, provided however, that the text of this amendment is subject to modification to include changes as may be required by the office of the Secretary of State of the State of Delaware and as our board of directors may deem necessary or advisable, under advice of legal counsel, to effect the decrease in authorized shares of our capital stock.

 Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve the decrease in authorized shares of our capital stock and the certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors Recommends a Vote ‘‘FOR’’ Approval of the amendment to our Amended and Restated Certificate of Incorporation to decrease our authorized shares of capital stock.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Deadline for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a‑8. To be considered for inclusion in our proxy statement relating to the 2021 Annual Meeting of Stockholders pursuant to Rule 14a‑8 of Regulation 14A under the Exchange Act, stockholder proposals must be received a reasonable time prior to the date of the 2021 Annual Meeting of Stockholders following public announcement of the date thereof. Such proposals should be delivered to MoSys, Inc., Attn: Secretary, 2309 Bering Drive, San Jose, California 95131.

Requirements for Stockholder Nominations for Director and Stockholder Proposals Outside of Rule 14a‑8 to be brought before the Annual Meeting. To be timely for the 2021 Annual Meeting of Stockholders, a stockholder’s notice containing the information specified in our bylaws must be delivered or mailed to and received by our secretary at our principal executive offices not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the 2021 Annual Meeting of Stockholders is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to our secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. A copy of the full text of our bylaws, including the provisions dealing with stockholder proposals and stockholder nominations, is available to stockholders upon written request to MoSys, Inc., Attn: Secretary, 2309 Bering Drive, San Jose, California 95131.

In addition, the proxy solicited by the board of directors for the 2021 Annual Meeting of Stockholders will confer discretionary authority to vote on (1) any untimely proposal presented by a stockholder at that meeting and (2) any proposal made in accordance with the bylaw provisions, if the proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act.

OTHER MATTERS

Our board of directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, or any adjournments or postponements thereof, our board of directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders, as indicated on the enclosed proxy.

Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel Lewis Chief Executive Officer and President

San Jose, California

May   , 2020

APPENDIX A

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
OF MOSYS, INC.

MoSys, Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1. The Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on November 10, 2010, as amended by the Certificate of Amendment of Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on February 14, 2017 and the Certificate of Amendment of Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on August 27, 2019 (collectively referred to as the “Amended Restated Certificate”), is hereby amended by deleting paragraph (A) of Article IV thereof in its entirety and substituting the following in lieu thereof:

"The Corporation shall be authorized to issue 25,000,000 shares of capital stock, of which 20,000,000 shares shall be shares of Common Stock, $.001 par value ("Common Stock") and 5,000,000 shares shall be shares of Preferred Stock, $0.01 par value ("Preferred Stock") of which one hundred twenty thousand (120,000) shares, $0.01 par value per share, are designated “Series AA Preferred Stock” pursuant to the certificate of designations that created such series as filed with the Secretary of State of the State of Delaware.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, MoSys, Inc. has caused this Certificate to be executed by its duly authorized officer on this day        of      , 2020.

MOSYS, INC.

BY:

Name:
Office